Exhibit 10(c)


LEASE AGREEMENT

THE STATE OF TEXAS )

COUNTY OF PARKER

Recitals

         A. City of Mineral Wells, Texas ("Landlord"), a Texas municipal corporation, owns that certain real property in Parker County, Texas located at the Mineral wells Municipal Airport and more fully described as follows:


INITIAL LEASE PARCEL "A" ("LEASED PREMISES"):

Being 11.378 acres out of the J. W. Merritt Survey, Abstract 2779, Parker County, Texas and being more particularly described as follows:

Beginning at a 3/8 inch spike set for the Southwest Corner of this tract, said point being South 43 degrees 38 minutes 28 seconds
West, a distance of 3344.68 feet from the Northeast Corner of said
J. W. Merritt Survey;

Thence North 00 degrees.27 minutes 18 seconds East along and with the edge of existing asphalt pavement, a distance of 270.48 feet to a 3/8 inch spike set for the Northwest Corner of this tract;

Thence South 89 degrees 30 minutes 38 seconds East, a distance of 342.80 feet to d 3/8 inch spike set in asphalt pavement for an ell corner of this tract;

Thence North 00 degrees 29 minutes 23 seconds East, a distance of 30.00 feet to a 3/8 inch spike set in asphalt pavement for an ell corner of this tract;

Thence 89 degrees 30 minutes 37 seconds East, a distance of 847.04 feet to a 3/8 inch spike set in asphalt pavement for the Northeast Corner of this tract;

Thence South 00 degrees 07 minutes 39 seconds East, a distance of 753.26 feet to a 3/8 inch spike set at the edge of asphalt pavement for the Southeast Corner of this tract;

Thence North 89 degrees 28 minutes 52 seconds West along and with the edge of asphalt pavement, a distance of 323.40 feet to a 3/8 inch spike set for an ell corner of this tract;

Thence North 00 degrees 48 minutes 35 seconds West along and with the edge of asphalt pavement, a distance of 442.88 feet to a 3/8 inch spike set for an interior corner of this tract;

Thence North 77 degrees 16 minutes 05 seconds West, a distance of 48.48 feet to a 3/8 inch spike set for an interior corner of this tract;

Thence North 89 degrees 32 minutes 30 seconds West generally along and with the edge of asphalt pavement, a distance of 813.62 feet to the place of beginning and containing 11.378 acres.

OPTIONAL PARCEL "B"

Being 21.455 acres out of the J. W. Merritt Survey,
Abstract 2779, Parker County, Texas and being more particularly described as follows:

Beginning at a 3/8 inch spike set for the Northwest
Corner of this tract, said point being South 28 degrees
53 minutes 13 seconds West, a distance of 2309.86 feet from the Northeast Corner of said J. W. Merritt Survey;

Thence East, a distance of 1081.08 feet to a 3/8 inch spike set at the edge of asphalt pavement for the Northeast Corner of this tract;

Thence South 00 degrees 21 minutes 14 seconds West generally along and with the edge of asphalt pavement, a distance of 870.74 feet to a 3/8 inch spike set for the Southeast Corner of this tract;

Thence North 89 degrees 28 minutes 52 seconds West generally along and with the edge of asphalt pavement, a distance of 1077.66 feet to a 3/8 inch spike set for the Southwest Corner of this tract;

Thence North 00 degrees 07 minutes 39 seconds East, a distance of 860.97 feet to the place of beginning and containing 21.455 acres.

See Attachment A for maps of both parcels.

Parcel "A", together with the improvements situated thereon, shall hereinafter be referred to as the ~Leased Premises". In the event Tenant exercises its option pertaining to Parcel "B", then said Parcel "B" shall also be referred to as the Leased Premises".

         B. Cavalier Town & Country of Texas, Inc. ("Tenant"), a Texas corporation, desires to lease the Leased Premises from Landlord upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

That, for value received, Landlord and Tenant have agreed:

1. Leased Premises

         1.1: Lease Pursuant to the terms of this Lease Agreement ("Lease"), and subject to the provisions of Section 1.2 below, Landlord hereby leases and lets unto Tenant and Tenant does hereby take from Landlord the Leased Premises. Tenant acknowledges that it has inspected the Leased Premises and accepts the
Leased Premises as suitable for the purposes for which the same are hereby leased, subject to the modifications, renovations, improvements and additions to be made by Tenant
         1.2: Possession Landlord has a tenant, Industrial Technology, Inc., currently occupying a portion of the Leased Premises on a month to month basis pending completion of a new building as mentioned in Section 3.4= If not sooner vacated, Landlord shall cause the Leased Premises to be vacated and deliver occupancy thereof to Tenant no later than 70 days after the date the displacement fee is placed in escrow by Tenant. Tenant may commence renovations and improvements to the unoccupied portion of the Leased Premises notwithstanding the "Commencement Date" of this Lease, provided FAA approval has been obtained and that such operations do not interfere with the use of the premises by Industrial Technology, Inc., and all the terms and conditions of this Lease, except for payment of rent. shall be applicable during the period from the time Tenant takes partial occupancy for purposes of installation of improvements to the

Commencement Date.

2. Term

         2.1: Initial Term The initial term of this Lease is for a period of 10 years commencing as of ("Commencement Date") and ending on . The "Commencement Date" of this Lease shall be the day inserted above by mutual agreement of the parties which shall be not more than ten (10) days following the date the property is vacated by Industrial Technology, Inc. The ending date of the initial term of this Lease shall be ten (10) years following the "Commencement Date".

         2.2: Renewal Terms Tenant shall have the option to renew this Lease, by written notice of such renewals delivered to Landlord as hereinafter provided, under the same terms, conditions and covenants set forth herein, except that the rents payable hereunder for each renewal term shall be adjusted as set forth in
Section 3.2 and Tenant shall have three consecutive five (5) year options to renew this Lease.

         2.3: Notice Requirements Tenant may elect to exercise any option by giving Landlord written notice at least 180 days prior to the expiration of the then existing term of the Lease. Notwithstanding the foregoing, in the event Tenant does not exercise any of its renewal options in the time period or in the manner provided in this Lease, each such option shall nevertheless continue in full force and effect and shall not lapse until 20 days after Landlord shall have notified Tenant in writing to inquire whether Tenant desires to exercise such option.

         2.4: Early Termination After the first five (5) years of the initial term and during any renewal term, Tenant shall have the right to terminate this Lease Agreement at any time by giving the Landlord a minimum of 180 days written notice of Tenant's intention to terminate the Lease Agreement.

3. Rents

         3.1: Initial Term As rents for the Leased Premises during the initial term, Tenant shall pay Landlord at Landlord's offices in Mineral Wells, Palo Pinto County, Texas the aggregate sum of $346,800, with the first years rent (prepaid rent) being in the amount of $33,600, being due and payable upon the "Commencement Date" and the balance of $313,200 being due and payable in 108 equal monthly installments of $2,900 each beginning on the 1st anniversary date of this Lease, and like payments of S2,900 being due and payable an or before the same day of each successive calendar month thereafter until all of such monthly installments have been paid.

         3.2: Renewal Term In the event Tenant exercises its right to renew this lease as set forth above, the rent payable hereunder shall be adjusted effective as of the first day of the renewal term in accordance with this Section 3.2. Effective on the 1st day of the renewal term, the monthly rent payment due pursuant to this Lease shall be adjusted to an amount equal to $4,000 per month for each of the three subsequent five (5) year options. The monthly rent payment shall remain constant during the remainder of each renewal term, subject to the adjustments, if any, under 3.5 hereof.

         3.3: Prepaid Rent On the ~Commencement Date" of this Lease, Tenant shall deliver to Landlord the sum of $33,600 as prepaid rent for the first year of this Lease. It is understood and agreed that this prepaid rent shall be applied to the commission fee owed by Landlord to Brazos Realty.

         3.4: Displacement Fee Tenant agrees to pay Industrial Technology, Inc. a displacement fee of $100,000 for vacating the premises and constructing a new building on other property under lease to Industrial Technology, Inc. Such funds shall be paid into an escrow account for use by Industrial Technology, Inc. in constructing its new facility. The parties shall enter into a separate escrow agreement which sets forth the procedures for disbursement of funds and The Mineral Wells Industrial Foundation, Inc. shall be named as the escrow agent for purposes of disbursement of funds. The $100,000 shall be placed in escrow within ten (10) days following the execution of this Lease and prior to the construction of the new improvements by Industrial Technology, Inc.

         3.5:  Tenant  agrees that Tenant will employ a minimum of  seventy-five
(75) full-time employees by within 180 days from the "Commencement Date" of this Lease and a minimum of one hundred thirty-five (135) full-time employees by June 1, 1997.

         If, by June 1, 1997 or at June 1 of each lease year thereafter, Tenant is not within ninety percent (90%) of the employment level goal (135 full-time employees), then the Landlord may, at its option, increase the monthly lease rental to an amount equal to (135 full-time employees divided by the actual number of employees) times the then appllrahLe lease rate (52,900 during initial term and $4,000 during any renewal term.}. Such lease rate shall be effective beginning on the 1st day of the following lease year and shall remain in force and effect for ali of such leave year, provided the monthly rental shall not exceed $4,~OD during the initial lease tprm mor $6sQQQ during any renewal term. Tenant shall advise Landlord as to the number of Landlord's full-time employees within ten (10) days following June 1 of each lease year. Landlord shall determine during the month preceding each new Lease year whether to exercise its option to increase monthly rental, if Tenant shall have failed to achieve such employment goal. Landlord shall notify Tenant prior to the beginning of the new Lease year as to whether rental has been increased. If Tenant has reached ninety percent (90%) of its employment goal as of June l of any lease year, rental for the following year shall be the amount of rental as set forth in 3.1 and 3.2 above. This Section 3.5 does not imply that Tenant must operate the plant. If the plant closes for reasons other than a temporary closing (e.g., a casualty or a remodeling), then rent shall be computed at the rate of $4,000 during the initial term and $6,000 during the renewal terms. 4. Insurance

         4.1: Required Coverage Tenant, at its sole cost and expense, will obtain and maintain, with insurance carriers duly licensed to do business in Texas, the following insurance coverages with respect to the Leased Premises:

         (a) Fire and basic property insurance in an amount not less than the replacement value of the Leased Premises.

         (b) At Tenant's option, fire and basic property insurance in an amount to be determined by Tenant insuring Tenant's leasehold improvements to the Leased Premises.

         (c) General liability insurance in an amount not less than $1,000,000 per person and $1,000,000 per occurrence for bodily injury and $250,000 for property damage.

         (d) The insurance carrier underwriting the insurance described in (a) above shall have a rating of an AM Best Rating of A, if available at competitive rates, otherwise at the next best rating of not less than B.

Each such insurance policy shall name Landlord and Tenant as insured parties as their interest may appear. The policy required under (a) above must provide that any proceeds for loss or damage to buildings or to improvements are payable jointly to Landlord and Tenant for the purposes provided for in this Lease. Tenant shall furnish to Landlord certificates or other evidence of the required insurance coverage prior to Tenant's occupancy of the Leased Premises. Prior to the expiration of any such coverage, Tenant shall furnish Landlord evidence of the continuation of such coverage.

         4.2: Waiver of Subrogation Rights Landlord and Tenant hereby waive their respective rights of subrogation against the other for all claims and causes whatsoever arising out of any injury upon or loss or damage to the Leased Premises or any part thereof resulting from a risk or peril included within the insurance policies herein required and/or purchased by either party. Each party will promptly notify their respective insurers of this waiver.

5. Taxes

         Tenant shall pay the ad valorem taxes lawfully levied or assessed against the Leased Premises during the term of this Lease or any renewal. Tenant shall pay such taxes and assessments directly to the taxing authority entitled to receive such payment; provided, however, Tenant shall have the right, at its sole risk and expense, to contest any such tax or assessment. Tenant shall have all the rights under the applicable tax laws of the State of Texas pertaining to the payment of taxes during the pendency of any dispute with the taxing authorities.

         6. Maintenance Tenant shall throughout the term of this Lease maintain and keep the Leased Premises repaired. Subject to the provisions of Sections 19 and 20 hereof, at the end of the term of the Lease, Tenant shall surrender and deliver up the Leased premises to Landlord in good repair and condition (damage by fire, tornado or other casualty and normal wear and use excepted). In the event Tenant should fail to maintain the Leased Premises in a reasonable manner, and such failure should continue for a period of go days after Landlord's written notice to Tenant thereof, or if such failure cannot reasonably be cured within the said 90 days and Tenant shall not have commenced to cure such failure within said 90 days and shall not thereafter with reasonable diligence and good faith proceed to cure such failure, Landlord shall have the right (but not the obligation) to cause repairs to be made, and the costs thereof shall be payable by Tenant to Landlord on the next rental installment date. In the alternative, Landlord may declare Tenant in default and exercise its remedies under Section 14 hereof.

         For  purposes  of this  Paragraph,  maintaining  and keeping the Leased
Premises repaired shall mean that Tenant shall be fully and completely responsible, at its sole cost and expense, for repairing and maintaining the exterior and interior of the improvements, including all plumbing, heating, air-conditioning and electrical facilities, interior and exterior walls, roofing and flooring, together with all paved areas situated on the Leased Premises. Tenant shall be solely responsible for replacing, as necessary, any unusable portion(s) of all system components (HVAC, electrical and plumbing) and interior walls and doors. In the event any portion of the exterior walls, roof, foundation, flooring or other structural portions of the building or paved area of the premises become unsafe, unusable, unfit for its intended purpose, damaged or destroyed (for any reason other than fire or Acts of God covered by insurance) to the extent that same must be replaced for Tenant's continued reasonable use of the premises, Tenant shall so notify Landlord in writing. After notification to Landlord, Tenant may (i) replace the defective portion of the premises at its sole cost and expense; or (ii) terminate this Lease. In the event Tenant elects to incur the costs of replacement as set forth in (i) above, Tenant shall, beginning with the first month following completion of replacement be entitled to reduce its monthly rental payments by fifty percent (50%) of the otherwise applicable amounts until such time as Tenant has recovered its actual cost of replacement. At no time shall the monthly reduced rental be less than fifty percent (506) of the rentals provided for in this Lease which would otherwise be applicable in the absence of this Section 6. If the Lease terminates prior to Tenant recovering its costs, Tenant shall not be entitled to any further compensation. The costs incurred by Tenant in replacement shall be reasonable and necessary and documented with invoices from all vendors, suppliers and contractors furnishing materials and services. Notwithstanding anything contained herein to the contrary, Tenant shall have no right to reduce its rental if the replacement is for structures, additions or other improvements constructed by Tenant following occupancy under this Lease by Tenant. Landlord shall have no obligation to maintain, repair or replace any property covered by this Lease, except to the extent as set forth in Section 10 hereof.

         7. Inspection Landlord and Landlord's authorized agents shall have the right to enter the Leased Premises during TenantXs normal business hours of operation for the purpose of inspecting the general condition and state of repair of the Leased Premises.

         8. Use Tenant may occupy and use the Leased Premises for the manufacture and sale of manufactured homes and general office and/or warehouse facilities in connection therewith and for no other purposes without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Landlord agrees not to withhold its consent provided the new use is industry or manufacturing related and the new use is under the supervision of a responsible employer. Tenant shall conduct its business and control its agents, employees, invitees and visitors in a way as is lawful and reputable in accordance with manufacturing industry standards and will not create a nuisance or otherwise interfere with, annoy or inconvenience Landlord or the occupants of surrounding real property. Tenant shall maintain the grounds (keeping same free of loose trash and debris) in a reasonably neat condition, taking into account the nature of Tenant's manufacturing operation. Tenant agrees that whenever reasonably possible, all items stored outside will be on the South side of the facility and under the new shed roof. Tenant agrees to make reasonable efforts to limit the traffic and activity on the North side of the plant to maintain a reasonable noise level and to blend in with the then existing tenants at the Airport. Tenant shall be responsible to obtain any and all authorizations from applicable governing authorities for the conduct of such business, including waivers and certificates of permissive use and exemption, if necessary, from applicable zoning ordinances. Tenant, its successors and assigns, will not make or permit any use of the property which would interfere with landing or taking off of aircraft at the Mineral Wells Municipal Airport, or otherwise constitute an airport hazard. This includes such items as electrical or electronic interference with communications, electrical or electronic equipment, creation of smoke or dust or glaring or misleading lights. Landlord has determined that the use of the Leased premises by Tenant for the manufacture and sale of manufactured homes and general office and/or warehouse facilities in connection therewith will be compatible with the operations of the airport facilities located adjacent to the Leased Premises, and will attempt to obtain from the FAA a letter or other assurance addressed to Tenant confirming that such use will be compatible with airport operations.

         9. Utilities Tenant accepts the Leased Premises with the existing utility connections into the Leased Premises Tenant shall pay the cost of all utility services, including but not limited to, all charges for gas, water and electricity used on the Leased Premises and all costs of garbage and trash removal and sewer services.

lO. Fire and Casualty Damage

         10.1: Total If the Leased Premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged that rebuilding or repairs cannot reasonably be completed within 180 working days from the date of the occurrence of the damage, this Lease may terminate at the option of Tenant and any unearned portion of the $33,600 prepaid rent for the first year and that portion of the $100,000 displacement fee prorated for the remaining portion of a 10 year period beginning January 1, 1996 shall be refunded to Tenant out of the insurance proceeds. Provided the addition and improvements contemplated by Tenant have been made in accordance with Exhibit "B" hereof and insurance proceeds are jointly paid to Tenant and Landlord representing the full replacement value of the premises (including the improvements made by Tenant), and Tenant elects to terminate this Lease, then such proceeds shall be divided 75~ to City (less any rent or displacement fee refunds) and 25~ to Tenant.

10.2: Partial

         (a) If the Leased Premises should be damaged by fire, tornado or other casualty but not to such an extent that rebuilding or repairs cannot reasonably be completed within 180 working days from the date of the occurrence of the damage, this Lease shall not terminate, but Landlord shall, to the extent of insurance proceeds derived from such casualty which are paid to Landlord and Tenant, proceed forthwith to rebuild or repair the Leased Premises to substantially the condition existing prior to such damage.

If the casualty occurs during the final 180 days of the Lease term, Landlord shall not be required to rebuild or repair such damage unless Tenant has notified Landlord in writing that Tenant is exercising its right to renew this Lease pursuant to the notice provisions of 2.} above. If Tenant has not exercised its right to renew this Lease following notice from Landlord pursuant to 2.3 above, then this Lease shall terminate, effective as of the date of said damage. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following such damage, the rents payable hereunder during the period in which it is untenantable shall be adjusted equitably.

         (b) Notwithstanding anything in this Section 10.2 which might be deemed to be to the contrary, except as hereinafter provided, Landlord shall not be required to spend any amount in excess of the insurance proceeds derived from such casualty in connection with the rebuilding or repair of the Leased Premises. In the event the insurance proceeds available to Landlord are insufficient for such purpose, Landlord shall so notify Tenant in writing. In such event Landlord may elect not to rebuild or repair the Leased Premises and to terminate the Lease effective as of the date of such damage unless Tenant agrees to pay all of the repair costs in excess of such insurance proceeds.

11. Hold Harmless

         11.1: by Tenant Tenant will indemnify and hold Landlord harmless against any claims, damages, costs and expenses, including reasonable attorney~s fees for defending claims and demands arising from the conduct or management of Tenant's business on the premises or its use of the premises, or for any breach on Tenant's part of any conditions of this Lease, or from any act or negligence of Tenant, its officers, agents, contractors, employees, subtenants or invitees in or about the premises. In case of any action or proceeding brought against Landlord by reason of any such claim, Tenant upon notice from Landlord, will defend the action or proceeding by competent counsel experienced in the area of controversy.

         11.2: By Landlord Landlord shall indemnify, defend and save and hold Tenant harmless from and against any and all liabilities, losses, damages, claims, fines, causes of action, attorneys' fees and court costs, due to death, personal injury, property damage or financial loss due to any breach on Landlord's part of any condition of this Lease or arising out of or attributable to the presence on the Leased Premises of any hazardous or regulated substance or product, which were on the Leased Premises as of the effective date of this Lease, including but not limited to crude oil products and asbestos, under any applicable federal or state law in effect as of the date of execution of this Lease.

12. Condemnation

         12.1: Total If, during the term of this Lease, all or a substantial part of the Leased Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate and the rents payable hereunder shall be abated during the unexpired portion of this Lease effective as of the date of taking by the condemning authority, and the $33,600 prepaid rent (or the unearned portion thereof, if applicable) and that portion of the $100,000 displacement fee prorated for the remaining portion of a 10 year term beginning as of the "Commencement Date" shall be refunded to Tenant.

         12.2: Partial If less than a substantial part of the Leased Premises shall be so taken or sold, this Lease shall not terminate but Landlord shall forthwith, at its sole expense, restore and reconstruct the Leased Premises provided such restoration and reconstruction shall make the same reasonably tenantable and suitable for the uses for which the same are hereby leased. If the use of the Leased Premises shall be impaired by such taking or sale, the rents payable hereunder during the unexpired portion of this Lease shall be adjusted equitably. If, in the opinion of Landlord and Tenant, such restoration and reconstruction cannot be completed within 180 days following the date of such taking or sale, Landlord or Tenant may elect to terminate this Lease by giving prior written notice thereof to the other party, and the 333,600 prepaid rent (or the unearned portion thereof, if applicable) and that portion of the $100,000 displacement fee prorated for the remaining portion of a 10 year term beginning as of the "Commencement Date~ shall be refunded to Tenant.

         12.3: Condemnation Awards Landlord and Tenant shall each be entitled to pursue, receive and retain separate condemnation awards, and portions of the lump sum awards, as may be allocated to their respective interests in any condemnation proceedings; provided, however, that the parties agree that the first monies payable with respect to such condemnation shall first be payable to Tenant for its unamortized leasehold improvement (using Tenant's legally authorized federal income tax depreciation schedules). The termination of this Lease shall not affect the rights of Landlord and Tenant to such awards.

         13. Holding Over Should Tenant hold over the Leased Premises, or any part thereof, after the expiration of the term of this Lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as a tenancy from month to month only, at a monthly rental equal to the rents paid for the last month of the term of this Lease. Nothing herein shall be deemed to be Landlord's consent to such holding over.

14. Default by Tenant

14.1:    Events   The following events shall be deemed to be
events of default by Tenant under this Lease:

         (a) If Tenant shall fail to make any of the payments required hereunder and such failure shall continue for a period of 15 days after written notice thereof to Tenant;

         (b) If Tenant shall fail to comply with any term, condition or covenant of this Lease, other than the payments set forth above, or the provisions of 18.2, and shall not cure such failure within 60 days after written notice thereof to Tenant, or if such failure cannot reasonably be cured within the said 60 days and Tenant shall not have commenced to cure such failure within said 60 days and thereafter proceeded with reasonable diligence and good faith to cure such failure.

         (c) Upon any bankruptcy action filing under Chapter 7 of the United States Bankruptcy Code in which Tenant is named as the debtor.

         14.2: Remedies Upon the occurrence of any such event of default, Landlord shall have the option to pursue any one or more of the following remedies:

         (a) Terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in rents, enter upon and take possession of the Leased Premises and expel or remove any agent, representative or employees of Tenant or any other person who may be occupying the leased Premises or any part thereof.

         (b) Enter upon and take possession of the Leased Premises and expel or remove any agent, representative or employees of Tenant and any other person who may be occupying the same or any part thereof, and relet the Leased Premises and receive the rents therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting and the reasonable expenses incurred by Landlord in connection with such reletting.

         14.3: No Waiver Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of the terms, conditions and covenants herein contained.

15. Assignment and Subleasing

         15.1: By Tenant Tenant may not assign this Lease or sublet the Leased Premises or any portion thereof, without obtaining the prior written consent of Landlord. Landlord agrees not to unreasonably withhold its consent. Provided, however, no assignment or sublease shall relieve Tenant of its obligations hereunder unless Landlord consents in writing. Any provision to the contrary notwithstanding, Tenant may assign this Lease or sublet the premises, in whole or in part, without consent of Landlord to (i) any corporation into which or with which Tenant has merged or consolidated; (ii) any parent corporation, wholly or subsidiary or affiliated corporation of Tenant; (iii) any person or entity that acquires all or substantially all of the assets or operations of Tenant within the state in which the premises are located; or (iv) any partnership greater than 50% of which shall be owned by Tenant or the parent corporation of Tenant, provided Tenant or such parent corporation is a general partner.

         15.2: By Landlord Landlord may assign or transfer all or any part of its interest in this Lease without the prior written consent of Tenant, however, it shall be subject to this Lease Agreement.

16. Alterations. Additions and Improvements

         16.1:  In  General  Tenant  may  make  any  alterations,  additions  or improvements (collentively hereinafter referred~to -as "Improvements") to the Leased Premises without the prior written consent of Landlord, except for any alteration which could affect the structural integrity of the existing building, any excavation or a-.y modifications to the exterior of the existing building for which advance written consent must be obtained from Landlord. Any alteration, addition or improvement made by Tenant (not including any repairs to or replacements of any property in existence on the Leased Premises prior to occupancy by Tenant) may be removed by Tenant when this Lease terminates, provided Tenant is not then in default, and-further provided that any and all damages occasioned by such removal shall be repaired by Tenant, at its sole cost and expense, and the property restored by Tenant, at its sole cost and expense, to the condition the property was in prior to the alteration, addition or improvement. Such repair and restoration shall be done immediately following removal of the alteration, addition or-improvement.

         16.2: Notice of Proposed Construction or Alteration Tenant, and its successors and assigns, will complete an FAA Form 7460-1, Notice of Proposed Construction or Alteration, and receive a favorable determination from the FAA prior to any construction on the property. Provided, however, that Landlord understands that time is of the essence with respect to the initial renovation, modification and alteration of the building on the Leased Premises, and agrees to use its best efforts to obtain a favorable determination from the FAA for such work as soon as possible and give assistance to Tenant in obtaining such favorable determination in connection with the initial work and any future work.

16.3: Manufactured Housing. IMPROVEMENTS. Parking & Ingress and Egress

         (i) Notwithstanding the foregoing, Landlord acknowledges that Tenant as occupying the Leased Premises for the purpose of the manufacture and sale of manufactured homes and general office and/or warehouse facilities relating thereto, and Tenant intends to make substantial improvements to the Leased Premises to accommodate its intended use thereof. Landlord hereby consents to the remodeling and construction of improvements contemplated by Tenant now or in the future to prepare the Leased Premises for the Tenant's intended use thereof, including, but not limited to the improvements in Exhibit "B" attached hereto, except for any alteration (not including the approved alterations described in Exhibit B") which could affect the structural integrity of the building, any excavation or any modifications to the exterior of the existing building for which advance written consent must be obtained from Landlord; provided, however, that all such remodeling and construction be accomplished in a good all workmanlike manner, in compliance with all applicable congtI-uction and local codes and ordinances.

         (ii) For purposes of ingress and egress to the Leased Premises from the public road, Landlord does hereby grant to Tenant a non-exclusive easement during the term of the Lease over and across a roadway described in Exhibit ~C~ attached hereto. The use of said roadway shall not violate any height restrictions as set forth in Part 77 Safety Services of the FAA Rules and Regulations.

         (iii) Tenant is hereby granted the right to use during the ter~ of this Lease that area described in Exhibit "D" attached hereto for parking vehicles, provided that such use shall at no time violate any rules or regulations established by the FAA.

         (iv) Tenant shall within 2 months from January 1, 1996 fence certain areas gf the Leased Premises pursuant to Exhibit "B". The approximate 650 feet of fence along the Northwestern edge of the Leased Premises shall be 8 feet in height in a solid style fence, with the balance of the fencing being standard 6 foot chainlink.

         (v) Tenant shall within 6 months paint the exterior of the existing building with a color compatible with the surrounding buildings.

         16.4: Trade Fixtures and Equipment Tenant may, at any time and at its sole expense, erect or install shelves, bins, gigs, machinery, equipment (including cranes) or other trade fixtures in or on the Leased Premises. Provided that Tenant is not then in default of any material term or condition in this Lease after any applicable cure period has expired, Tenant shall have the right to remove all such machinery, equipment and trade fixtures upon the termination of this Lease; provided, however, Tenant shall repair any damage done to the Leased Premises by such removal. Tenant shall have a period of up to 90 days after the termination of this Lease to remove all such items, and Tenant shall continue to pay rent at the monthly rental rate then in effect until Tenant has completed such removal process or notified Landlord that Tenant has abandoned any remaining items. All such items remaining on the Leased Premises after the expiration of such 90 day period shall become the property of Landlord.

         16.5: Signs Tenant may erect and install such signs on or attached to the Leased Premises as Tenant desires, provided that Tenant shall at all times comply with all applicable laws, ordinances and regulations relating thereto, and Tenant shall remove all such signs at the termination of this Lease and repair any damage resulting from such removal.

         16.6: Mechanics' Liens Notwithstanding anything herein which might be deemed to be to the contrary, Tenant shall at all times protect and preserve the Leased Premises from and against any mechanics lien created in connection with, or resulting from, any improvements to the Leased Premises by Tenant. Tenant reserves the right to contest any claim by any person who might be entitled to a mechanic's lien against the Leased Premises, at Tenants sole risk and expense. In the event of any such contest, Tenant does not have to pay the contested amount so long as Tenant diligently pursues such contest in accordance with applicable law; provided, however, in the event any mechanics lien is filed against the Leased Premises, Tenant shall file a bond to indemnify Landlord and the Leased Premises against the lien in accordance with the applicable provisions of the Texas Property Code prior to the time that any action to enforce the mechanics lien may be taken by the claimant.

         16.7 Consent to Mortgage Tenant may at any time execute and deliver one or more mortgages or deeds of trust (such mortgage or deed of trust being hereinafter called a "Leasehold Mortgage to Tenant's leasehold estate and rights hereunder without the consent of Landlord but only upon prior written notice;
provided, however, that Tenant shall be and remain liable hereunder for the payment of all rent and other charges as required under this Lease, and for the performance of all the covenants and conditions of this Lease. If either Tenant or the mortgagee, grantee or corporate trustee under any such Leasehold Mortgage shall send Landlord a notice advising Landlord of the existence of such Leasehold Mortgage and the address of the mortgagee, grantee or corporate trustee thereunder for the service of notices, such mortgagee, grantee or corporate trustee shall be deemed to be a "Leasehold Mortgagee~ as such term is used in this Lease. Landlord shall be under no obligation under this Section to any mortgagee, grantee or corporate trustee under a Leasehold Mortgage of whom Landlord has not received such notice. The provisions of this Section 16.6 are for the benefit of any Leasehold Mortgagee (as above defined) and shall be enforceable only by any such Leasehold Mortgagee.

         (i) If any event of default shall occur, written notice to that effect shall be sent by Landlord to each Leasehold Mortgagee and Landlord shall take no action to terminate this Lease or to interfere with the occupancy, use or enjoyment of the Leased Premises, provided that:

(1) If an event of default shall be a default in the payment of any installment of rent or other charges, Leasehold Mortgagee shall remedy such default not later than thirty (30) days after the giving of such simultaneous notice; or

(2) If such event of default shall be a default in observing or performing any other covenant or condition to be observed or performed by Tenant hereunder, and such default can be remedied by such Leasehold Mortgagee without obtaining possession of the Leased Premises, such Leasehold Mortgagee shall remedy such default not later than thirty (30) days after the giving of such notice, provided that, in the case of a default which cannot with diligence be remedied, or the remedy of which cannot be commenced, within such period of thirty (30) days, such Leasehold Mortgagee shall have such additional period as may be necessary to remedy such default with diligence and continuity but in no event shall the period of default exceed 180 days after the giving of notice of default; or

(3) If such event of default shall be a default which can only be remedied by such Leasehold Mortgagee upon obtaining possession of the Leased Premises, such Leasehold Mortgagee shall obtain such possession with diligence and continuity, through a receiver or otherwise, and shall remedy such default within thirty
(30) days after obtaining such possessor., provided that, in the case of a default which cannot with diligence be remedied, or the remedy of which cannot be commenced, within such period of thirty (30) days, such Leasehold Mortgagee shall have an additional period as may be necessary to remedy such default with diligence and continuity but in. no event shall the period of default exceed ninety (90) days after the giving of notice of default.

         (ii) If the Leasehold Mortgagee fails to cure the default within the time period set forth above, Landlord may pursue any of its remedies for default.

         (iii) Upon compliance with the foregoing, any notice of Landlord advising of any such event of default or any action of Landlord to terminate this Lease or to interfere with the occupancy, use or enjoyment of the Leased Premises by reason thereof shall be deemed rescinded and this Lease shall be reinstated and shall continue in full force and effect.

         If any Leasehold Mortgagee or a person designated by such Leasehold Mortgagee shall either become the owner of the interest of Tenant hereunder upon the exercise of any remedy provided for in the Leasehold Mortgage, such Leasehold Mortgagee shall have the right to assign this Lease after obtaining Landlord's advance consent, which Landlord shall not unreasonably withhold.

         No Leasehold Mortgagee shall become personally liable for the performance or observation of any covenants or conditions to he performed or observed by Tenant unless and until such Leasehold Mortgagee becomes the owner of Tenant's interest hereunder upon the exercise of any remedy provided for in any Leasehold Mortgage. Thereafter, such Leasehold Mortgagee shall be liable for the performance and observance of such covenants and conditions only so long as such Leasehold Mortgagee owns such interest.

         17. Compliance with Law During the term hereof, Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Leased Premises and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with the Leased Premises, all at Tenant's sole expense

18. Quiet Environment and Non-Discrimination

         18.1: Landlord's Warranty Landlord warrants that it owns the Leased Premises free and clear of all liens and encumbrances, that it has full right and power to execute and perform this Lease and that Tenant, on payment of the rents and performance of the covenants herein contained, shall peaceably and quietly have, hold and enjoy the Leased Premises during the full term of this Lease, subject to the terms of that certain Indenture from the United States of America to the City of Mineral Wells dated May 30, 1974 recorded in volume 584, Page 317, Deed Records of Parker County, Texas, except as to Paragraph G, Page 6, which has been released by document dated August 28, 1974 recorded in Volume 589, Page 301, Deed Records of Parker County, Texas and any other provisions of said indenture which are waived Or released by the USA, including the release of reverter as contained in the Deed of Release dated February 14, 1996.

         18.2: Non-Discrimination Tenant does hereby covenant and agree as follows:

         (i) No person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subject to discrimination in the use of said facilities.

         (ii) That in the construction of any improvements on, over or under such lien and the furnishing of services thereon, no persons on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subject to discrimination.

         (iii) That the Tenant shall use the premises in compliance with all other requirements imposed by or pursuant to 49 CFR Part 21, Non-Discrimination in Federally Assisted Programs of the Department of Transportation, and as said regulations may be amended.

18.3 Rights and Privileges Reserved to the Landlord

         (a) Landlord reserves the right to take any reasonable action it considers necessary to protect the aerial approaches of the Airport against obstruction, together with the right to prevent Tenant from erecting or permitting to be erected any building or other structure on or adjacent to the Airport which, in the reasonable opinion of the Landlord, would limit the usefulness of the Airport or constitute a hazard to aircraft.

         tb) The right to further develop or improve the landing area of the Airport as it sees fit, regardless of the desires or views of the Tenant, and without interference or hindrance.

         (c) The right, but not the obligation, to maintain and keep in repair the landing area of the Airport and all publicly owned facilities of the Airport, together with the-right to reasonably direct and control all activities of Tenant in this regard.

         19. Option to Lease At any time during the first 5 years of the term of this Lease, Tenant shall have an option to lease Optional Parcel s contiguous to the Leased Premises on the terms and conditions set forth herein. Tenant may exercise this option by giving Landlord written notice of its election to do so in accordance with the notice requirements set forth in Section 2.3. At such time as tenant desires to consider exercising this option, Tenant shall meet with Landlord to determine what incentives might be available at that time in addition to the guaranteed incentive rental rates delineated herein, including potential tax abatement, a low interest loan and a Phase I Environmental study paid for by the Landlord. It is further understood that Tenant will receive the appropriate incentive rental rate plus any additional incentives that might be made available only if:

         (i) Tenant completes construction of a new manufacturing facility on Parcel B within 1 year of exercise of the option subject to force majeure; and

         (ii) Tenant creates at least 150 new jobs within 1 year from the date of completion of the new building.

         The lease for Parcel B will be on the same terms and conditions as this Lease, except as noted above, and except that the rental provisions of-this Lease will be modified to reflect the following additional rental amounts for Parcel B and the term of the Lease Agreement shall be extended to forty (40) years from January 1, 1996 for both Parcels A and s (subject to provisions of Section 2.4):

The additional rent for Parcel B shall be as follows:

         (i) If the Option to Lease is exercised within eighteen (18) months of the date of the execution of this Lease Agreement, the monthly rent for Parcel B shall be One Thousand and No/100 ($1,000.00) Dollars per month;

         (i$) If the Option to Lease Parcel s is exercised  after the eighteenth
(18th) month, but prior to the thirty-seventh (37th) month following the execution of this Lease Agreement, then the rent shall be Two Thousand and No/100 ($2,000.00) Dollars per month;

         (iii) If the Option to Lease Parcel B is exercised after the thirty-sixth (36th) month, but prior to the expiration date of the five (5) year option, the rent shall be Three Thousand and No/100 ($3,000.00) Dollars per month.
         (iv) If the Lease is extended 40 years then, as a part of the lease negotiations, the parties shall consider equitable rental adjustments for the additional 15 years, taking into account inflationary factors.

         20. Right of First Refusal If at any time during the period of the Option delineated above, the Landlord receives a firm offer to lease or sell Parcel B, Tenant shall be so notified in writing. Tenant shall have a period not to exceed 60 days to negotiate acceptable terms to exercises its option on Parcels. If Tenant and Landlord are unable to negotiate acceptable terms for such Lease, then Tenant~s option shall terminate. At any time during the existence of this Lease, Tenant may request Landlord to offer the Leased Premises and/or Parcel B for sale in fee simple. Landlord may grant or deny such request in its sole discretion and shall retain its right to reject any or all bids in the event the property is offered for sale. It is understood that Landlord may sell such property only if City has concurrence of the FAA as stipulated under Public Law -80-289. Landlord agrees to attempt to obtain such concurrence if the property is offered for sale.

         21. Waiver of Default No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Lease shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

         22. Successors The terms, conditions and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective successors in interest.

         23. Notices Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered when delivered personally or (whether actually received or not) when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

(a) If to Landlord:

City of Mineral Wells, Texas
c/o City Hall
Mineral Wells, Texas 76068

(b) If to Tenant:

Cavalier Town & Country of Texas, Inc.
c/o Keith Finley
P.O. Box 161727
Fort Worth, Texas 76161

with a copy concurrently sent in a like manner to:

Cavalier Town & Country of Texas, Inc.
c/o Barry Donnell
P.0. Box 5003
Wichita Falls, Texas 76301

         24. Amendment This Lease may not be amended except in a writing executed by both Landlord and Tenant.

         25. Entire Agreement This Lease constitutes the sole agreement of Landlord and Tenant and supersedes any prior understanding or written or oral agreements respecting the subject matter.

26. Arbitration

         26.1: Demand for Arbitration If a dispute should arise under this Agreement relating to any provision hereof except non-payment of rent by Tenant, either party may make a demand for arbitration by filing a demand in writing with the other party.

         26.2: Appointment of Arbitrators If the parties are able to agree on one arbitrator, the dispute shall be resolved by that arbitrator. If the parties are unable to agree on one arbitrator within lO days after the demand for arbitration, each party shall designate in writing an arbitrator, and a third arbitrator shall be chosen by the 2 party-designated arbitrators. Should either party fail to timely join in the designation of the arbitrators, any undesignated arbitrator shall be appointed in accordance with the provisions of the Texas General Arbitration Act (the "Act").

         26.3: Hearing All arbitration hearings conducted pursuant to this Agreement, and all judicial proceedings to enforce any of the provisions of this Agreement shall take place in Palo Pinto County, Texas. The hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said county selected by the arbitrator(s) within 30 days after the designation of the final arbitrator(s). Notice of hearing shall be given and the hearing conducted in accordance with the applicable provisions of the Act. At the hearing, any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitration. The arbirtrator shall hear and determine the matter and shall execute and acknowledge their award in writing and deliver a copy thereof to each of the parties by personal delivery or by registered or certified mail.

         26.4: Arbitration Award If there is only one arbitrator, his or her decision shall be binding and conclusive on the parties. If there are 3 arbitrators, the decision of any 2 shall be binding and conclusive on the parties. The submission of a dispute to the arbitrator(s) and the rendering of the arbitrators~ decision shall be a condition precedent to any right of legal action on the dispute. If necessary, a judgment confirming the award of the arbitrator(s) may be rendered by any court having jurisdiction, or such court may vacate, modify or correct the award in accordance with the applicable provisions of the Act.

         26.5:  N@w  Arbitrator(s)  If the  arbitrator(s)  selected  pursuant to
Section 25.2 above shall fail to render a decision within 30 days after the date of the hearing, unless both parties-otherwise agree, such arbitrator(s) shall be discharged and 1 or 3 new arbitrator(s) shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by the arbitrator(s).

         26.6: Costs of Arbitration The costs and expenses of arbitration, including the fees of the arbitrator(s), if any, shall be shared equally by the parties unless the arbitrator(s) allocate the cost thereof differently.

         27. Recording Lease Agreement A duplicate original copy hereof may be recorded in the appropriate records of Parker County, Texas, or instead Landlord or Tenant is authorized to execute, record and/or file a Memorandum of Lease Agreement which may by reference incorporate all of the terms hereof.

         28. Authorization Subject to Section 145 of the City Charter, Landlord represents and warrants unto Tenant that it is a municipal corporation organized under the laws of Texas, that it has all requisite authority to execute and deliver the Lease and to perform its obligations hereunder, and that the City Council is the governing body of such municipal corporation, and that the City Council has reviewed this Lease and has entered a resolution on the Minutes of the City Council Meeting approving this Lease and authorizing the Mayor to execute the same, and that this Lease is a valid and binding obligation of said municipal corporation. Tenant represents and warrants unto Landlord that it is a Texas corporation in good standing under the laws of Texas-and that it has all requisite authority to execute and deliver the Lease and to perform its obligations hereunder, and that its Board of Directors has approved this Lease and has authorized the President of the corporation to sign the same. Each party represents and warrants that the person or persons who have executed this Lease have the requisite authority and approval to do so. Each party represents and warrants to the other party that this Lease is a legal, valid and binding obligation, enforceable against each such party in accordance with its terms.

         29. This Lease shall not be effective unless and until it is approved by the Federal Aviation Administration of the United States of America. The term "approval of the FAA" shall mean approval by the Federal Aviation Administration and a waiver of all rights of reversion of the FAA under Indenture dated May 30, 1974 and recorded in Volume S84, Page 317, Deed Records of Parker County, Texas upon such terms and conditions that are satisfactory to Tenant. Attached hereto as Exhibit "E" is a letter from the Federal Aviation Administration indicating that the Lease Agreement "appears to be reasonable and acceptable~.

         30. Approval of Alterations Section 16.2 of the Lease requires FAA approval of any construction or alteration. Attached as Exhibit "F" is letter from the Federal Aviation Administration dated February 12, 1996 approving the plans for the proposed expansion of the existing building as submitted by Tenant in request dated January 18, 1996.

EXECUTED on the dates set forth below.

ATTEST:


Neta Mason, City Clerk
CITY Of MINERAL WELLS, TEXAS

By:
M. Crawford
LANDLORD

CAVALIER TOWN & COUNTRY OF TEXAS, INC.

By:
Keith Finley, President
TENANT